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                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                           FORM 8 - K

                         CURRENT REPORT


Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of
1934.

Date of Report
(Date of earliest event reported):            February 4, 2011
                                              ------------------

                        Omagine, Inc.
    ------------------------------------------------------
    (Exact name of registrant as specified in its charter)


   Delaware                0-17264            20-2876380
----------------         -------------      ---------------
(State or other          (Commission        (IRS Employer
jurisdiction of          File Number)       Identification
incorporation)                                  Number)

   350 Fifth Avenue, Suite 1103, New York, N.Y.          10118
  ----------------------------------------------       ----------
    (Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code  (212)563-4141
                                                    --------------

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

[ ]  Written communication pursuant to Rule 425 under the
     Securities Act;
[ ]  Soliciting material pursuant to Rule 14a-12 under the
     Exchange Act;
[ ] Pre-commencement communication pursuant to rule 14d-2(b) under the Exchange Act;
[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act.
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Item 7.01 Regulation FD Disclosure
-----------------------------------


In an effort to keep our shareholders informed, Omagine, Inc. ("OMAG" or the "Company") is providing the following statement from the Company's President, Mr. Frank J. Drohan, to update its shareholders regarding the present status of the Omagine Project and in response to several shareholder inquiries regarding the passing of the Minister of Tourism, and the current unrest in Egypt.


"We recognize and empathize with our shareholders' frustration with the frequent delays encountered in concluding the Development Agreement with the Government of Oman.

With respect to the Development Agreement, there has been no material change in its status since our last report on the matter in December 2010. The DA has been approved by the Ministry of Tourism ("MOT") and by the Ministry of Finance ("MOF"). Since the MOT and MOF review dealt primarily with all the commercial and financial terms of the DA, the MOT and MOF approvals are the two most important and significant approvals necessary to be obtained. They are done.

The final review and approval necessary to be obtained is that of the Ministry of Legal Affairs ("MOLA") and we understand that this review is limited to legal matters pertinent to the DA. Since a MOLA official has been continuously involved in all negotiations leading up to the MOT/MOF approved DA, we do not expect any controversy resulting from the MOLA review. Our attorneys were again informed by MOT at the end of January 2011 (last week) that MOT has received the MOLA review and comments and that they (MOT) would be ready to discuss with us and conclude all matters relevant to the MOLA comments by Sunday, February 6th. Whether this in fact occurs is entirely in the hands of the MOT and - although we expect this review to be completed imminently - past experience teaches that it is impossible to predict MOT's timing with accuracy.

Sadly, the Minister of Tourism - Her Excellency Dr. Rajha Bint
Abdulameer bin Ali - passed away yesterday (February 3rd) after a

                              (2)
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long illness. The Minister's illness caused her to be absent for much of the last year, but she was always a strong supporter of the Omagine Project and her guidance and leadership will be missed. Her passing however is not expected to have any effect whatsoever on the expected timely conclusion to the DA since the DA is already approved by the Ministry of Tourism.

Regarding the Shareholder Agreement with the new shareholders of our wholly owned subsidiary, Omagine LLC - as previously disclosed - we have a signed agreement with Consolidated Contractor Group's wholly owned investment subsidiary ("CCC") with respect to its approximately $50 million investment into Omagine LLC. This signed agreement contemplates CCC subscribing for and owning fifteen percent (15%) of the capital stock of Omagine LLC in exchange for such investment.

We have a verbal agreement and understanding with the Office of Royal Court Affairs ("RCA") with respect to its investment into and ownership of the capital stock of Omagine, LLC. RCA is the personal representative of His Majesty Sultan Qaboos bin Saied, the Ruler of the Sultanate of Oman. Protocol of the Royal Court requires that RCA be the last person to sign the Shareholder Agreement (i.e. ALL other shareholders of Omagine LLC must first sign the Shareholder Agreement BEFORE it is presented to RCA for its review, approval and signature).

We have concluded our discussions with a third investor (an Omani company) with respect to its proposed investment of approximately $7 million into Omagine LLC in exchange for 5% of the capital stock of Omagine, LLC. Those discussions concluded this week (two days ago) and that company will not be an investor in Omagine LLC.

This company's investment was originally proposed solely to insure that Omagine LLC met the Government's legal requirement for Omani ownership. An Omani company having a majority foreign ownership must have a minimum of 30% Omani ownership. However, since the passage and recent ratification of the U.S. Oman Free Trade Agreement ("FTA"), this 30% Omani ownership rule no longer applies to U.S. companies. (As previously disclosed, Omagine LLC was incorporated and legally registered in Oman pursuant to the FTA rules as a 100% owned subsidiary of Omagine, Inc. - the first U.S. company to be so incorporated in Oman subsequent to the FTA coming into effect).

                              (3)

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The abovementioned 5% was offered to the Omani company, in
management's opinion, at the highly discounted subscription price of $7 million. This was done in order to assure we met an Omani legal requirement at the time; which requirement no longer exists. Management is therefore quite content with the conclusion of these discussions. We believe that subsequent to the signing of the DA Omagine LLC will be able to place that 5% equity with third party investors for at least five times the abovementioned $7 million amount - or approximately $35 million. This outcome, should it occur, will prove to be highly beneficial to Omagine LLC.

Management and its attorneys are presently preparing the documents for the final Shareholder Agreement to be executed by all the shareholders of Omagine LLC - (i.e.: OMAG, CCC and RCA). There is an available technical methodology that can be employed to still attain 30% Omani ownership with only the present 3 shareholders and we may explore that issue further in the next few days - although it is not a condition precedent to moving forward. We intend to present the final Shareholder Agreement to RCA for its approval and signature by next Saturday, February 12th. RCA has indicated that they need approximately one week from receipt for internal processing within RCA.

As presently contemplated therefore, subsequent to the signing of the Shareholder Agreement: (i) Omagine LLC will have three
(3) shareholders - OMAG, CCC and RCA - and approximately $71 million of capital, and (ii) the Company (Omagine, Inc.) will own sixty percent (60%) of Omagine LLC.

Several OMAG shareholders have contacted us with concerns that the current unrest in Egypt will have a negative effect on our Omagine Project in Oman. Management is very firmly of the opinion that this will not be the case. Cairo, Egypt is 1,750 miles from Muscat, Oman - greater than the distance from New York to Denver, Colorado (1,630 miles) ---- and the distance separating the two countries politically is immense.

Egypt is experiencing mass discontent with the rule of its president. Oman, on the contrary, is one of the most progressive Arab states in the region. It is politically and economically stable and is ruled by a man - Sultan Qaboos - who is loved and admired by his people. The Sultan and Oman are greatly respected

                              (4)

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and appreciated by foreign governments - including, notably, the
U.S and the U.K. - for Oman's moderation and peace-loving foreign policy. Management has decades of experience in the Middle East and while we do not pretend to be experts in these matters, it is management's opinion that the Company could not find a more politically stable, economically diverse, welcoming, and free country in the Middle East.

We wish to remind all of our shareholders that the delays we have experienced - although not of our making - have in some instances worked to the favor of the Company. Had we been successful in signing the DA in 2008 / 2009 when we were pushing very hard to do so - it is now clear in hindsight that we would have been caught in the tsunami of the worldwide financial crisis, and that we believe, would not have been a good thing. Currently, the real estate market in the Muscat area is experiencing a slow but steady recovery. Management is of the opinion that - ironically - the prospects for the Company and its shareholders have benefited from some of the delays and will be far better served by signing the DA in early 2011 than if it had been signed in the 2008 / 2009 time period.

Furthermore, via their holdings of Company stock, management and the members of the board of directors have a very significant personal interest in - and are highly focused on - the successful outcome of the present process which we deem to be in its final stage.

Should we be successful - and we expect to be - your company will have accomplished a non-trivial task of closing a multi-billion dollar game-changing transaction and our anticipated success is expected to bring substantial rewards to all shareholders."

Forward-Looking Statements
--------------------------

Some of the information contained in this Report may constitute forward-looking statements or statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and projections about future events. The words "estimate", "plan", "intend", "expect", "anticipate" and similar expressions are

                              (5)

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intended to identify forward-looking statements which involve, and are subject to, known and unknown risks, uncertainties and other factors which could cause the Company's actual results, financial or operating performance or achievements to differ from future results, financial or operating performance, or achievements expressed or implied by such forward-looking statements. Projections and assumptions contained and expressed herein were reasonably based on information available to the Company at the time so furnished and as of the date of this filing. All such projections and assumptions are subject to significant uncertainties and contingencies, many of which are beyond the Company's control and no assurance can be given that the projections will be realized. Potential investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.



                           SIGNATURES
                           ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  February 4, 2011

                                      Omagine, Inc.
                              ---------------------------------
                                      (Registrant)


                              BY: /s/ Frank J. Drohan
                                  -----------------------
                                   Frank J. Drohan,
                                   Chairman of the Board,
                                   President and Chief
                                   Executive Officer

                              (6)